Exhibit 10.1

AMERICAN STATES WATER COMPANY

2013 NON-EMPLOYEE DIRECTORS STOCK PLAN, AS AMENDED

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AMERICAN STATES WATER COMPANY

2013 NON-EMPLOYEE DIRECTORS STOCK PLAN

Section 1.                               General Description

The American States Water Company 2013 Non-Employee Directors Stock Plan (the “Plan”) provides for grants of stock units to non-employee directors.  The purposes of the Plan are (a) to attract, motivate and retain eligible directors of the Company by providing to them stock-based compensation, and (b) to encourage directors to increase their stock ownership in the Company.

Section 2.                               Definitions

Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

“Account” means the bookkeeping account maintained by the Company on behalf of each Participant that is credited with Award Units and Dividend Equivalents in accordance with Section 4.

“Award Units” means Stock Units credited pursuant to Sections 4.1 and any Dividend Equivalents credited thereon pursuant to Section 4.2.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Common Shares of the Company, subject to adjustment pursuant to Section 5.

“Committee” means the Board, the Compensation Committee or any other Committee of the Board acting under delegated authority from the Board.

“Company” means American States Water Company, a California corporation, and its successors and assigns.

“Dividend Equivalent” means, with respect to a Participant’s Account, the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock that is equal to the number of Stock Units then credited to the Participant’s Account as of the applicable measurement date for the dividend or other distribution, which amount shall be allocated as additional Stock Units to the Participant’s Account pursuant to Section 4.2.

“Distribution Date” means the date that is ninety days following the date of each grant.

“Effective Date” means May 21, 2013, subject to shareholder approval at the 2013 annual meeting of shareholders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” on any date means (1) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock listed on The Wall Street Journal website (www.online.wsj.com), of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such website on the next preceding date on which there was trading in such shares; (2) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (3) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (4) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or a subsidiary.

 “Participant” means any person who has been granted Award Units under this Plan.

“Plan” means the American States Water Company 2013 Non-Employee Directors Stock Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means a share of Common Stock.

“Stock Unit or Unit” means a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Common Stock of the Company solely for purposes of determining benefits under this Plan, established pursuant to the grant of Award Units under Sections 4.1, or in respect of Dividend Equivalents under Section 4.2, and payable solely in a share of Stock, on a one-for-one basis.

“2013 Annual Meeting”  means the Company’s 2013 annual meeting of shareholders.

Section 3.                               Effective Date; Duration

The effective date of the Plan is May 21, 2013, subject to approval of the Company’s shareholders at their 2013 annual meeting.  No awards may be granted under the Plan after May 20, 2023.  The Plan shall continue in effect until all matters relating to Stock Units and the administration of the Plan have been completed and all payments of benefits have been made.

Section 4.                               Stock Units Awards

4.1                            Annual Award.

(a)                               As of the date of each annual meeting of the shareholders commencing in 2013, the Account of each Non-Employee Director in office immediately following the annual meeting shall be credited with a number of Stock Units (the “Compensation Stock Units”) equal to (1) two times the amount of the then-current annual retainer payable by the Company for services rendered as a director for such year (or, if there is no such annual retainer, the average amount of cash compensation received by such Non-Employee Director during the prior fiscal year), divided by (2) the Fair Market Value of Common Stock on the last trading date prior to such annual meeting.

(b)                              Annual grants that would otherwise exceed the maximum number of shares allotted for issuance under the Plan contained in Section 6.1 shall be prorated within such limitation pursuant to Section 6.2.

4.2                            Crediting of Dividend Equivalents to Accounts.

(a)                               As of each dividend payment date, a Non-Employee Director’s Account shall be credited with additional Stock Units in an amount equal to the Dividend Equivalents representing dividends payable as of such dividend payment date on a number of shares equal to the aggregate number of Units credited to the Participant’s Account divided by the Fair Market Value of a share of Common Stock on the dividend payment date.

(b)                              Stock Units credited in respect of Dividend Equivalents shall be paid in Stock at the same time and the same manner as the Stock Units to which they relate.

4.3                            Units and Other Amounts Vest Immediately.  All Units or other amounts credited to a Non-Employee Director’s Account shall be at all times fully vested and not subject to a risk of forfeiture ninety days after the date of grant.

4.4                            Distribution of Benefits.  Notwithstanding anything herein to the contrary, the portion of a Non-Employee Director’s Account attributable to Stock Units granted pursuant to Section 4.1 (and any Dividend Equivalents attributable to such Stock Units) shall be distributed in accordance with this Section 4.4.

(a)                               Commencement of Benefits Distribution.  With respect to each grant of Stock Units to a Non-Employee Director, the Non-Employee Director shall be entitled to receive such Stock Units (including Dividend Equivalents applicable to such Stock Units) on the Distribution Date.

(b)                              Manner of Distribution.  Upon the Distribution Date for each grant, the Company shall, subject to Section 6.2, deliver to the Participant (or his or her Beneficiary, as applicable) a number of shares of Stock equal to the number of Stock Units (as adjusted pursuant to Section 5, if applicable) to which the Participant is then entitled under the terms of Section 4.4.  Such distribution shall be made in a lump sum as soon as administratively practicable, but no later than 30 days, following the applicable Distribution Date.

Section 5.                               Changes in Capital Structure

5.1                            Adjustments.  Upon (or, as may be necessary to effect the adjustment, immediately prior to):  any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon payment of any outstanding awards, in each case to the extent appropriate to preclude the enlargement or dilution of rights and benefits under such awards.

It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 7.3, any good faith determination by the Committee pursuant to this Section 5.1 shall be conclusive and binding on all persons.

5.2                            Corporate Transactions-Assumption or Termination of Awards.  Upon the occurrence of any of the following:  any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement.

In any of the events referred to in this Section 5.2, the Committee may take such action contemplated by this Section 5.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Committee deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.

Without limiting the generality of Section 7.3, any good faith determination by the Committee pursuant to its authority under this Section 5.2 shall be conclusive and binding on all persons.

Section 6.                               Shares Subject to the Plan; Share Limits

6.1                            Shares Available for Issuance.  Subject to adjustment under Section 5, the aggregate number of shares of Stock that may be issued or delivered under the Plan shall not exceed 500,000 shares, and the aggregate number of shares of Stock that may be delivered to any individual in a calendar year shall not exceed 5,000 shares.  Stock delivered by the Company under the Plan shall be shares of authorized and unissued shares of Stock and shall be fully paid and non-assessable when issued.

6.2                            Share Limits; Cut Backs.  If any award or crediting of Stock Units would cause the sum of the shares of Stock previously issued and shares issuable under outstanding awards under the Plan to exceed the maximum number of shares authorized under the Plan, the Company shall prorate among the Non-Employee Directors the award of Stock Units.  If and for so long as no available share authorization remains, no additional Stock Units shall be credited and cash shall be paid in lieu of dividend equivalents under Section 4.2 for such duration.

6.3                            Fractional Shares; Minimum Issue.  Fractional share interests may be accumulated but shall not be issued.  Cash will be paid or transferred in lieu of any fractional share interests that remain upon a distribution under the Plan.

Section 7.                               Administration

7.1                            The Administrator.  The Administrator of this Plan shall be the Compensation Committee; provided that the Board may from time to time appoint the Board as a whole or any other Committee to serve as administrator of this Plan.  The participating members of any Committee so acting shall include, as to decisions in respect of participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act).  Members of any Committee so acting shall not receive any additional compensation for administration of this Plan.

7.2                            Committee Action.  A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Plan.  Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 7.1) by unanimous written consent of its members.

7.3                            Rights and Duties; Delegation and Reliance; Decisions Binding.  Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(a)                               To construe and interpret this Plan;

(b)                              To resolve any questions concerning the amount of benefits payable to a Participant (except that no member of the Committee shall participate in a decision relating solely to his or her own benefits);

(c)                               To make adjustments under Section 5 and all other determinations required by this Plan;

(d)                             To maintain all the necessary records for the administration of this Plan; and

(e)                               To make and publish forms, rules and procedures for the administration of this Plan.

The determination of the Committee made in good faith as to any disputed question or controversy and the Committee’s determination of benefits payable to Participants, including decisions as to adjustments under Section 5, shall be conclusive and binding for all purposes of this Plan.  In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by:  (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons’ professional or expert competence.  The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons.  The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

Section 8.                               Amendment and Termination; Shareholder Approval

8.1                            Amendment and Termination.  Subject to Section 8.2, the Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that, except as contemplated by Section 5, no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant’s rights with respect to Stock Units credited to his or her Account.  Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants shall be bound by such amendment.  Changes contemplated by Section 5 shall not be deemed to constitute changes or amendments for purposes of this Section 8.1.

8.2                            Shareholder Approval.  The Plan, any grant, action, crediting or vesting prior to shareholder approval, shall be subject to approval of the Plan by the shareholders of the Company and, to the extent required under applicable law or listing agency rule, required by the provisions of Section 8.1, or deemed necessary or advisable by the Board, any amendment to the Plan shall be subject to shareholder approval.

Section 9.                               Miscellaneous

9.1                            Limitation on Participants’ Rights.  Participation in this Plan shall not give any person the right to continue to serve as a member of the Board or any rights or interests other than as expressly provided herein.  This Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust or fiduciary relationship between the Company, the Board, the Committee, and any Participant or other person.  This Plan, in and of itself, has no assets.  Participants shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, on their Accounts, and rights no greater than the right to receive the Common Stock (or equivalent value as a general unsecured creditor) with respect to Accounts.  Participants shall not be entitled to receive actual dividends or to vote Shares until after delivery of the Shares.

9.2                            Beneficiaries.

(a)                               Beneficiary Designation.  Upon forms provided by the Company each Non-Employee Director may designate in writing the Beneficiary or Beneficiaries (as defined in Section 9.2(b)) whom such Non-Employee Director desires to receive any amounts payable under the Plan after his or her death.  Beneficiary designation forms shall be effective on the date that the form is received by the Corporate Secretary.  A Non-Employee Director may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Corporate Secretary.  However, if a married Non-Employee Director wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse.  The Non-Employee Director may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse’s consent so provides.  Notwithstanding the foregoing, spousal consent shall not be necessary if it is established that the required consent cannot be obtained because the spouse cannot be located or because of other circumstances prescribed by the Committee.  The Company and the Committee may rely on the Non-Employee Director’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of the Plan.

(b)                              Definition of Beneficiary.  A Participant’s “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the Participant’s benefits under this Plan in the event of the Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

9.3                            Non-Transferability.  A Participant’s rights and interests under the Plan in respect to Stock Units, including amounts payable or Stock deliverable under or in respect thereof, may not be assigned, pledged, or transferred except in the event of a Participant’s death, to a designated beneficiary as provided in Section 9.2(b) above, or in the absence of such designation, by will or the laws of descent and distribution.

The above transfer restrictions shall not apply to transfers to the Company or transfers pursuant to a court order.

9.4                            Obligations Binding Upon Successors.  Obligations of the Company under this Plan shall be binding upon successors of the Company.

9.5                            Governing Law; Severability.  The validity of this Plan and any agreements entered into under the Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of California.  If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.6                            Compliance with Laws.  This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of benefits under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under this Plan shall be subject to prior registration or such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as it may reasonably request to assure such compliance.

9.7                            Limitations on Rights Associated with Units.  A Non-Employee Director’s Account shall be a memorandum account on the books of the Company.  The Units credited to a Non-Employee Director’s Account shall be used solely as a device for the determination of the number of shares of Stock to be distributed to the Participant in accordance with this Plan.  The Units shall not be treated as property or as a trust fund of any kind.  No Participant shall be entitled to any voting or other shareholder rights with respect to Units credited under this Plan.  The number of Units credited to a Participant’s Account shall be subject to adjustment in accordance with Section 5 and the terms of this Plan.

9.8                            Plan Construction.  It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”) so that, to the extent consistent therewith, the crediting of Units and the payment of Stock will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.

9.9                            Headings Not Part of Plan.  Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.

9.10                    Section 409A.  It is the intent that the payments under this Plan shall comply with or be exempt from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Code §409A”), and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with or exempt from Code §409A.  A termination of service shall not be deemed to have occurred for purposes of this Plan unless such termination is also a “separation from service” within the meaning of Code §409A.  Notwithstanding any other payment schedule provided herein to the contrary, if the Non-Employee Director is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code §409A, then to the extent required under Code §409A such payment shall be delayed until the six month anniversary of such termination or the Non-Employee Director’s death.

AMENDMENT TO 2013 NON-EMPLOYEE DIRECTORS STOCK PLAN

This Amendment to the American States Water Company 2013 Non-Employee Directors Stock Plan (as amended, amended and restated or otherwise modified from time to time, the “Plan”), is made by the Board of Directors (the “Board”) of American States Water Company (the “Company”), effective as of May 20, 2014 (the “Effective Date”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

Section 1.  Amendment.  Pursuant to Section 8.1 of the Plan, the Plan is hereby amended by deleting and replacing Section 4.1 with the following:

4.1                            Annual Award.

(a)                               As of the date of each annual meeting of the shareholders in 2013 and 2014, the Account of each Non-Employee Director in office immediately following the annual meeting shall be credited with a number of Stock Units equal to (1) two times the amount of the then-current annual cash retainer payable by the Company for services rendered as a director for such year (or, if there is no such annual cash retainer, the average amount of cash compensation received by such Non-Employee Director during the prior fiscal year) divided by (2) the Fair Market Value of Common Stock on the last trading day prior to such annual meeting.

(b)                              As of the date of each annual meeting of the shareholders commencing in 2015, the Account of each Non-Employee Director in office immediately following the annual meeting shall be credited with a number of Stock Units equal to (1) an amount established by the Board of Directors prior to such annual meeting divided by (2) the Fair Market Value of Common Stock on the last trading day prior to such annual meeting; provided that, in no event, may such amount exceed two times the amount of the then-current annual retainer payable by the Company for services rendered as a director for such year (or, if there is no such annual retainer, the average amount of cash compensation received by such Non-Employee Director during the prior fiscal year).

(c)                               Annual grants that would otherwise exceed the maximum number of shares allotted for issuance under the Plan contained in Section 6.1 shall be prorated within such limitation pursuant to Section 6.2.

Section 2. Effect of Amendment.  On and after the effectiveness of this Amendment, each reference in the Plan to “this Plan,” “hereunder,” “hereof,” or words of like import referring to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment.  Except as amended hereby, the Plan continues and shall remain in full force and effect in all respects.